UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2011

Commission File Number: 333-146744

CAPSALUS CORP.
(Exact Name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation or organization)

2675 Paces Ferry Road Suite 100
Atlanta, GA 30339
(Address of principal executive offices)

888-400-7179
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause Capsalus Corp (“Capsalus”) and GeneWize Life Sciences, Inc. (“GeneWize”) actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe Capsalus and GeneWize future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Capsalus and GeneWize’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, Capsalus undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 7.01 Regulation FD Disclosure

On July 28, 2011, Capsalus issued a press release related to a Letter of Intent (“LOI”) signed  with Genelink, Inc., to acquire marketing rights and other assets of GeneWize Life Sciences, Inc., a wholly owned direct selling subsidiary of GeneLink, Inc.  Both parties to the LOI are conducting their “due diligence”. There is no assurance that the acquisition by Capsalus of certain assets of GeneWize will be completed  A copy of the news release is attached as Exhibit 99.1 hereto and incorporated herein by reference. This disclosure does not constitute an offer to sell, or the solicitation to buy, any such security.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
99.1 News Release dated July 28, 2011.

SIGNATURE

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

CAPSALUS CORP. (Registrant)
Date: July 29, 2011	By:	/s/ Steven M. Grubner
Steven M. Grubner, Interim Chief Executive Officer